Exhibit 99.B(h)(1)(iv)

Schedule A

Transfer Agency and ServiceAgreement

List of Portfolios-Class P Shares for Underlying Funds Only

As of April 30, 2020

Fund	Class of Shares
COMSTOCK PORTFOLIO	P
CORE INCOME PORTFOLIO	P
DIVERSIFIED BOND PORTFOLIO	P
DIVIDEND GROWTH PORTFOLIO	P
EMERGING MARKETS PORTFOLIO	P
EQUITY INDEX PORTFOLIO	P
EMERGING MARKETS DEBT PORTFOLIO	P
FLOATING RATE INCOME PORTFOLIO	P
FOCUSED GROWTH PORTFOLIO	P
GROWTH PORTFOLIO	P
HEALTH SCIENCES PORTFOLIO	P
HIGH YIELD BOND PORTFOLIO	P
INFLATION MANAGED PORTFOLIO	P
INTERNATIONAL EQUITY INCOME PORTFOLIO	P
INTERNATIONAL LARGE-CAP PORTFOLIO	P
INTERNATIONAL SMALL-CAP PORTFOLIO	P
INTERNATIONAL VALUE PORTFOLIO	P
LARGE CAP GROWTH PORTFOLIO	P
LARGE-CAP VALUE PORTFOLIO.	P
MAIN STREET® CORE PORTFOLIO	P
MANAGED BOND PORTFOLIO	P
MID-CAP EQUITY PORTFOLIO	P
MID-CAP GROWTH PORTFOLIO	P
MID-CAP VALUE PORTFOLIO	P
PD 1-3 YEAR CORPORATE BOND PORTFOLIO	P
PD AGGREGATE BOND INDEX PORTFOLIO	P
PD EMERGING MARKETS PORTFOLIO	P
PD HIGH YIELD BOND MARKET PORTFOLIO	P
PD INTERNATIONAL LARGE-CAP PORTFOLIO	P
PD LARGE-CAP GROWTH INDEX PORTFOLIO	P
PD LARGE-CAP VALUE INDEX PORTFOLIO	P
PD SMALL-CAP GROWTH INDEX PORTFOLIO	P
PD SMALL-CAP VALUE INDEX PORTFOLIO	P
REAL ESTATE PORTFOLIO	P
SHORT DURATION BOND PORTFOLIO	P
SMALL CAP EQUITY PORTFOLIO (both sub accounts maintained by State Street)	P
SMALL-CAP GROWTH PORTFOLIO (formerly named Developing Growth Portfolio)	P
SMALL-CAP INDEX PORTFOLIO	P
SMALL-CAP VALUE PORTFOLIO	P
TECHNOLOGY PORTFOLIO	P
VALUE ADVANTAGE PORTFOLIO	P